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                                                                    Exhibit 99.2


       TERAYON DEMONSTRATES TRIPLE-PLAY SOLUTIONS AT SCTE CABLE-TEC EXPO
               FLEXable Data, Video and Voice Offerings Maximize
                       and Extend Cable Network Services

Orlando, FL - June 14, 2004-- Terayon Communication Systems, Inc. (Nasdaq:
TERN), a leading provider of broadband access, delivery and management platforms, is demonstrating a broad range of data, video and voice solutions at the Society of Cable Television Engineers (SCTE) Cable-Tec Expo 2004, June 15-18, in Booth #2751. Terayon's comprehensive triple-play lineup enables operators to lower costs, generate new revenue and compete in new markets.

      Also at SCTE Cable-Tec, Terayon will present a workshop "Bandwidth
Management: Successful Migration to a DOCSIS 2.0 Network" with Motorola BCS, and participate in Ciena Corporation's packet switching interoperability demonstration in the Ciena booth #2935.

      "Our family of FLEXable data, video and voice solutions enable cable operators to stay ahead in an increasingly competitive marketplace, where customers want higher access speeds in order to get the services that will change how they work, entertain and communicate video-on-demand, VoIP and HDTV," said Zaki Rakib, Terayon's Chief Executive Officer. "Terayon's highly customizable and extendible solutions empower these enhanced services, as well as commercial services, digital ad insertion, and new creative ways to generate revenues without disrupting existing networks."

      Terayon will showcase key technologies from its Video Solutions Group and Data Group, including digital video networking solutions, and data and voice solutions for the commercial market.

TERAYON VIDEO SOLUTIONS GROUP

FLEXable High Definition TV

      HDTV (High Definition Television) is the next "standard" in television, and broadcasters and cable operators are racing to provide more HD programs to beat competition and address the changing market. However, HD requires enormous bandwidth to deliver and special attention to preserve picture quality.

      The Terayon FLEXable HDTV solution, powered by the DM 6400
CherryPicker(TM), addresses the requirements of HD delivery with rate-shaping, the real-time adjustment of bit rates, which enables cable operators to deliver twice the HD programs (4 instead of 2) in a single channel
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without losing quality. Terayon will demonstrate HDTV and SDTV stream management and on-the-fly resolution change.

FLEXable Logo Overlay and Ad Insertion

      With more logos appearing in program content, cable operators are looking for ways to maintain their own brands on-screen. The solution is Terayon FLEXable Logo Overlay, which allows operators to "overlay" their logos into HD and SD (Standard Definition) programs, seamlessly without leaving the digital domain. This completely digital process is more cost-effective than the traditional baseband approach and preserves picture quality.

      Terayon's industry-leading CherryPicker(TM) product also enables digital-into-digital ad insertion, which allows operators to seamlessly splice local advertising into programming, a source of billions of dollars of ad revenue annually. SCTE attendees will also see a demonstration of Terayon's ad-insertion capability.

TERAYON DATA GROUP

                          FLEXable Commercial Services

      As more cable operators enter the commercial services market with voice and data services, the historical domain of high-cost telecom carriers, Terayon provides the technology to support them. Leveraging superior two-way bandwidth capacity and the reliability of DOCSIS 2.0 (Data Over Cable Service Interface Specification), the Terayon FLEXable Commercial Services solution combines the company's proven BW 3000 line of DOCSIS 2.0-qualified CMTSs with advanced circuit emulation to deliver commercial-grade voice and data services. Designed to integrate with existing internal networks and back office infrastructure, Terayon's Commercial Services solution enables operators to quickly offer services to the corporate market and generate additional revenue.

Other capabilities to be demonstrated by the Terayon Data Group include:

      -     Mixed DOCSIS mode with TDMA and SCDMA on the same upstream
      -     Another TDMA channel in co-existence mode
      -     Dynamic Power Management
      -     Wireless broadband access
      -     IP video
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      -     CLI changes

TERAYON AND MOTOROLA BCS WORKSHOP

      Kanaiya Vasani, Senior Director, Product Marketing, Terayon, and Jack Moran, member of the technical staff at Motorola BCS, will present a workshop entitled "Bandwidth Management: Successful Migration to a DOCSIS 2.0 Network" on Thursday, June 17 from 8:00-9:15 a.m. and again from 11:00 a.m.-12:15 p.m. The workshop will illustrate the best way for cable technology professionals to take advantage of increased data rates afforded by Terayon's DOCSIS 2.0 Network. It is open is to all attendees of the SCTE conference and the Cable Tec Expo.

TERAYON INTEROPERABILITY WITH CIENA CORPORATION (BOOTH #2935)

      The Terayon BW 3500, the only carrier-class CMTS qualified to meet both the DOCSIS(R) 2.0 and PacketCable(TM) broadband data and voice specifications, will be featured in Ciena's packet switching interoperability demonstration. Ciena Corporation, a leading global provider of innovative network solutions, tested the Terayon BW3500 CMTS on high-speed data and VoIP and video telephony packet switching over Optical Ethernet transport. The test successfully proved interoperability, as well as multi-tiered quality of service with low latency, wire-rate switching and fast protection switching.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                     # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance and capabilities of Terayon's FLEXable data, video and voice solutions; the ability for operators to use Terayon's products in providing commercial services; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.